UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 23, 2018

(Exact name of registrant as specified in its charter)

Pennsylvania	001-35542	27-2290659
(State or other jurisdiction of incorporation or organization)	(Commission File number)	(IRS Employer Identification No.)
1015 Penn Avenue
Suite 103
Wyomissing PA 19610
(Address of principal executive offices, including zip code)
(610) 933-2000
(Registrant’s telephone number, including area code)
N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07         Submission of Matters to a Vote of Security Holders

Customers Bancorp, Inc. (the "Company") held its Annual Meeting of Shareholders on May 23, 2018 for the purpose of considering and acting upon the below proposals. A total of 31,466,271 shares were outstanding and entitled to vote at the Annual Meeting. The number of votes cast for, against, or withheld as to each such matter or nominee, as well as the number of abstentions as to each such matter or nominee, are set forth below.

1.	To Elect two Class I directors of the Company to serve a three-year term.

	FOR	WITHHELD	BROKER NON-VOTES
Jay S. Sidhu	25,485,439	387,051	2,841,373
Bhanu Choudhrie	25,681,563	190,927	2,841,373

The following additional directors continued in office after the Annual Meeting: Andrea Allon, Daniel K. Rothermel, Rick Burkey, T. Lawrence Way, and Steven J. Zuckerman.

2.	To ratify the appointment of BDO USA, LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2018.

FOR	AGAINST	ABSTAIN
28,654,207	17,077	42,579

3.	To approve a non-binding advisory resolution on executive compensation.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
12,803,625	11,850,633	1,218,232	2,841,373

4.	To vote on the frequency for the advisory resolution on executive officer compensation in future years.

ONE-YEAR	TWO-YEARS	THREE-YEARS	ABSTAIN	BROKER NON-VOTES
23,321,052	55,004	2,410,829	85,605	2,841,373

Customers Bancorp Inc.'s Board of Directors has considered the outcome of the advisory vote and has determined as was recommended with respect to the proposal that the Company will hold future say on pay votes every year until the occurrence of the next advisory vote on the frequency of say on pay.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CUSTOMERS BANCORP, INC.

By: /s/ Robert E. Wahlman
Name: Robert E. Wahlman
Title: Executive Vice President and Chief Financial Officer

Date: May 24, 2018